As filed with the Securities and Exchange Commission on October 4, 2004
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UCBH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3072450
(State of Incorporation)	(I.R.S. Employer Identification No.)

555 MONTGOMERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices)

AMENDED UCBH HOLDINGS, INC. 1998 STOCK OPTION PLAN
(Full title of the plan)

Thomas S. Wu
Chairman of the Board, President and
Chief Executive Officer
UCBH Holdings, Inc.
555 Montgomery Street
San Francisco, CA 94111
(Name and address of agent for service)

(415) 315-2800
(Telephone number, including area code, of agent for service)

Copies To:
Nicholas C. Unkovic
Remsen M. Kinne IV
Squire, Sanders & Dempsey L.L.P.
One Maritime Plaza, Suite 300
San Francisco, CA 94111

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Securities	Amount to	Offering	Aggregate	Amount of
to be Registered	be Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock, $.01 par value	2,261,224 (2)	$38.74 (3)	$87,599,817.76	$11,098.90
per share

(1)	Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the UCBH Holdings, Inc. 1998 Stock Option Plan, as amended (the “Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of UCBH Holdings, Inc. pursuant to 17 C.F.R. ss. 230.416(a).

(2)	Represents additional shares reserved for issuance under the Plan that are covered by this Registration Statement. The Company previously registered 933,333 shares for issuance as options under the Plan in a Form S-8 filed with the SEC on June 1, 1999; previously registered 1,866,666 shares for issuance as options in a Form S-8 filed with the SEC on May 17, 2001; and previously registered 2,100,936 shares for issuance as options in a Form S-8 filed with the SEC on August 20, 2004. The numbers of shares registered by the Company for issuance as options under the Plan in the Form S-8 filed on June 1, 1999, and in the Form S-8 filed on May 17, 2001, have been subsequently adjusted to reflect the two-for-one stock split effective April 11, 2001 and the two-for-one stock split effective April 8, 2003, respectively.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The average of the high and low prices of UCBH Holdings, Inc. Common Stock on September 28, 2004, as quoted on The Nasdaq National Stock Market, was $38.74.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT AND 17 C.F.R. SECTION 230.462.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 & 2. The documents containing the information for the UCBH Holdings, Inc. (the “Registrant”) 1998 Stock Option Plan, as amended, (the “Plan”) required by Part I of this registration statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the “Commission”) as a part of this registration statement pursuant to Rule 424 in reliance on Rule 428.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering additional shares of common stock under the Registrant’s Plan.

We previously filed with the Securities and Exchange Commission (the “Commission”) three registration statements on Form S-8 on June 1, 1999 (SEC File No. 333-79703) relating to the registration of 933,333 shares of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”), on May 17, 2001 (File No. 333-61178) relating to the registration of 1,866,666 shares of the Registrant’s Common Stock authorized for issuance pursuant to the Registrant’s Plan, and on August 20, 2004 (File No. 333-118428) relating to the registration of 2,100,936 shares of the Registrant’s Common Stock authorized for issuance pursuant to the Registrant’s Plan.

The contents of such earlier registration statement and amendment thereto are incorporated herein by reference.

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this registration statement:

(a) The Registrant’s annual report filed on March 11, 2004 on Form 10-K for the fiscal year ended December 31, 2003.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form S-1 (SEC file no. 333-58325), as amended (which is incorporated by reference into the Registrant’s registration statement on Form 8-A filed on January 29, 2003 under the Exchange Act), including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits

     The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

4.1	Stock Certificate of UCBH Holdings, Inc.[1]

4.2	Amended UCBH Holdings, Inc. 1998 Stock Option Plan.

5	Opinion of Squire, Sanders & Dempsey L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5 hereto).

24	Power of Attorney is located on the signature pages.

[1]	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s registration statement on Form S-1 filed with the Commission on July 1, 1998 (SEC File No. 333-58325), as amended (including the Registrant’s registration statement on Form 8-A filed on January 29, 2003 under the Exchange Act).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 4, 2004.

UCBH HOLDINGS, INC.

By:	/s/ Thomas S. Wu

Thomas S. Wu
Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Wu as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas S. Wu Thomas S. Wu	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)	October 4, 2004

/s/ Jonathan H. Downing Jonathan H. Downing	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2004

/s/ Joseph J. Jou Joseph J. Jou	Director	October 4, 2004

/s/ Li-Lin Ko Li-Lin Ko	Director	October 4, 2004

/s/ Ronald S. McMeekin Ronald S. McMeekin	Director	October 4, 2004

/s/ Dr. Godwin Wong Dr. Godwin Wong	Director	October 4, 2004

/s/ Joseph S. Wu Joseph S. Wu	Director	October 4, 2004

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Stock Certificate of UCBH Holdings, Inc.[1]

4.2	Amended UCBH Holdings, Inc. 1998 Stock Option Plan.

5	Opinion of Squire, Sanders & Dempsey L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5 hereto).

24	Power of Attorney is located on the signature pages.

[1]	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s registration statement on Form S-1 filed with the Commission on July 1, 1998 (SEC File No. 333-58325), as amended (including the Registrant’s registration statement on Form 8-A filed on January 29, 2003 under the Exchange Act).